UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2016

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of each registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Numbers)	Identification Nos.)

711 High Street, Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)

(515) 247-5111

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 3, 2016, Principal Financial Group, Inc. issued a press release announcing that it had commenced tender offers to purchase for cash (the “Tender Offers”) (i) any and all of its outstanding 1.850% senior notes due 2017, (ii) any and all of its outstanding 8.875% senior notes due 2019 and (iii) up to $150,000,000 aggregate principal amount (subject to increase) of its outstanding 6.05% senior notes due 2036.  The Tender Offers are being made exclusively pursuant to an offer to purchase dated November 3, 2016 and related letter of transmittal and notice of guaranteed delivery (if applicable), which set forth the terms and conditions of the Tender Offers.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Principal Financial Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

Date: November 3, 2016	By:	/s/ Karen E. Shaff
	Name:	Karen E. Shaff
	Title:	Executive Vice President, General Counsel and Secretary

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